UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

BIOATLA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

[●], 2026

To Our Stockholders:

You are cordially invited to attend a Special Meeting of Stockholders, or the Special Meeting, of BioAtla, Inc. on [●], 2026 at [●] a.m. Pacific Time. The Special Meeting will be a completely virtual meeting, conducted only via live webcast on the internet. You will receive a link by which to join the meeting upon registering to attend. You must register to attend the meeting at http://viewproxy.com/BCAB/2026. There will be no physical location for the Special Meeting. You will be able to attend and participate in the Special Meeting online, submit questions during the meeting and vote your shares electronically.

The matters expected to be acted upon at the Special Meeting are described in the Notice of Special Meeting of Stockholders and the proxy statement. The Special Meeting materials include the Notice of Special Meeting of Stockholders, the proxy statement, our annual report and the proxy card, and we expect to mail the Special Meeting materials on or about [●], 2026. We have elected to utilize the “full set delivery” option. We are delivering to all stockholders paper copies of all the Special Meeting materials, including a proxy card, as well as providing access to our Special Meeting materials on a publicly available website. Our Special Meeting materials are available online at https://web.viewproxy.com/BCAB/2026.

Please use this opportunity to take part in our affairs by voting on the business to come before the Special Meeting. Only stockholders of record at the close of business on February 2, 2026 may vote at the Special Meeting and any postponements or adjournments of the meeting. All stockholders are cordially invited to participate in the Special Meeting and any postponements or adjournments of the meeting. However, to ensure your representation at the Special Meeting, please vote as soon as possible by using the internet or telephone, as instructed in the proxy statement and the proxy card. Alternatively, you may follow the procedures outlined in the proxy statement and the proxy card to submit your vote by mail. Returning the proxy card or voting electronically does NOT deprive you of your right to participate in the virtual meeting and to vote your shares for the matters acted upon at the meeting.

Your vote is important. Whether or not you expect to attend and participate in the Special Meeting, we encourage you to vote in advance of the Special Meeting.

Sincerely,

Jay M. Short, Ph.D.
Co-founder, Chief Executive Officer and Chairman of the Board of Directors

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON [●], 2026: THE PROXY STATEMENT IS AVAILABLE FREE OF CHARGE AT https://web.viewproxy.com/BCAB/2026.

BIOATLA, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

[●], 2026

Time and Date:	[●], 2026 at [●] a.m. Pacific Time.
Place:	Via live webcast on the internet. You will receive a link by which to join the meeting upon registering to attend. You must register to attend the meeting at http://viewproxy.com/BCAB/2026.
Items of Business:

1.     To approve and adopt the Agreement and Plan of Merger, as amended from time to time, by and between BioAtla, Inc. (the “Company”) and its wholly owned subsidiary, BA Merger Sub, Inc. (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger Proposal”).

2.     To authorize an adjournment or adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the Merger Proposal.

3.     To transact such other business as may properly come before the Special Meeting by or at the direction of the Board of Directors of the Company.

Record Date:	Only holders of record of Common Stock at the close of business on February 2, 2026 are entitled to notice of, and to vote at, the Special Meeting and any adjournments thereof.
Proxy Voting:	With respect to all matters that will come before the meeting, each holder of shares of Common Stock is entitled to one vote for each share of Common Stock held as of the close of business on February 2, 2026, the record date.

Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the internet. The proxy statement and our 2024 Annual Report to stockholders are available at https://web.viewproxy.com/BCAB/2026.

For questions regarding your stock ownership, you may contact us through our Investors/Resources/Contact IR section of our website www.bioatla.com or, if you are a registered holder, contact our transfer agent, Pacific Stock Transfer Company, by telephone at (702) 361-3033 or by email at info@pacificstocktransfer.com.

By Order of the Board of Directors,

Jay M. Short, Ph.D.
Co-founder, Chief Executive Officer and Chairman of the Board of Directors

BIOATLA, INC.

PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [●], 2026

[●], 2026

INFORMATION ABOUT SOLICITATION AND VOTING

A proxy is solicited on behalf of our board of directors (the “Board”) of BioAtla, Inc. (“BioAtla” or the “Company”), for use at BioAtla’s Special Meeting of Stockholders and at any adjournment or postponement thereof (the “Special Meeting” or “meeting”) to be held on [●], 2026 at [●] a.m. Pacific Time via live webcast on the internet. You will receive a link by which to join the meeting upon registering to attend. You must register to attend the meeting at http://viewproxy.com/BCAB/2026. References in this proxy statement (the “Proxy Statement”) to “we,” “us,” “our,” “the Company” or “BioAtla” refer to BioAtla, Inc.

Your vote is important. Whether or not you expect to attend and participate in the Special Meeting, we encourage you to vote in advance of the Special Meeting.

INTERNET AVAILABILITY OF PROXY MATERIALS

We have elected to utilize the “full set delivery” option. We are delivering to all stockholders paper copies of all of our proxy materials, including a proxy card, as well as providing access to all our proxy materials on a publicly accessible website. On or about [●], 2026, we expect to mail our proxy materials to our stockholders of record at the close of business on February 2, 2026. Our proxy materials, including this Proxy Statement, form of proxy card, and Annual Report on Form 10-K for the year ended December 31, 2024 are available online at https://web.viewproxy.com/BCAB/2026.

This Proxy Statement and the accompanying proxy card direct stockholders as to the date and the time of the Special Meeting and information on how to participate in and vote at the meeting; the matters to be acted upon at the meeting and our Board’s recommendations with regard to each matter; and instructions on how to vote.

QUESTIONS AND ANSWERS ABOUT THE MEETING

The following are answers to some questions that you, as a stockholder, may have regarding the Special Meeting and the proposals to be voted on. The Company urges you to carefully read the remainder of this Proxy Statement because the information in this section does not provide all the information that might be important to you with respect to the Special Meeting and the proposals.

Q:	Why am I receiving these proxy materials?
A:	We are calling the Special Meeting for the following purposes:
1.	to approve and adopt the Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”) by and between the Company and its wholly owned subsidiary, BA Merger Sub, Inc. (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger Proposal” or “Proposal One”);

2.	to authorize an adjournment or adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the Merger Proposal (the “Adjournment Proposal” or “Proposal Two”); and
3.	to transact such other business as may properly come before the Special Meeting by or at the direction of the Board.
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A copy of the Merger Agreement is attached to this Proxy Statement as Annex A.

Q:	How does the Board recommend I vote on these proposals?
A:	Our Board recommends that you vote your shares:
•	“FOR” the Merger Proposal (Proposal One); and
•	“FOR” the Adjournment Proposal (Proposal Two).
Q:	Why does the Company support the Merger Proposal?
A:	The primary goal of the Merger Proposal is to increase the per share market price of our Common Stock and trade above the $1.00 minimum threshold in the long term and satisfy Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”).

Consummating the Merger will help the Company to maintain a trading price above $1.00 for at least ten (10) consecutive trading days, which could then assist the Company with regaining compliance with the Minimum Bid Price Requirement and help to maintain our listing, or re-instate our listing (in the event of a suspension or de-listing) on The Nasdaq Capital Market. There can be no assurance, however, that even if the Merger is consummated, that we will ultimately regain or maintain compliance with the Minimum Bid Price Requirement and all other applicable requirements for continued listing or reinstatement on The Nasdaq Capital Market or that our Common Stock will not be suspended or delisted from The Nasdaq Capital Market.

Maintaining or reinstating our Nasdaq listing as a publicly listed company has numerous benefits to the Company, including, among others, benefits relating to our ability to procure more financing for ongoing operations, our ability to further our business strategy and our ability to attract more investor and business partner interest, among others.

In addition, the Company believes the Merger Proposal will enable the Company to improve trading liquidity by increasing the price per share of our Common Stock, which could enable a broader range of institutions to invest in our Common Stock. In particular, we believe many institutional traders are discouraged or prevented from investing in equity stocks with a price below a certain threshold. Greater interest in our Common Stock should promote greater liquidity for our stockholders.

For additional information on the Merger Proposal, including a background and overview of the Merger Proposal, please see “Proposal One: The Merger Proposal” beginning on page 8 of this Proxy Statement.

Q:	What will happen if the Merger Proposal is not approved?
A:	If we are unable to obtain approval of the Merger Proposal, we will be unable to implement the 1-for-50 share consolidation that we believe is necessary to regain compliance with the Minimum Bid Price Requirement. If we are not otherwise able to increase our stock price to above $1.00 and maintain such price for at least ten (10) consecutive trading days, our Common Stock will be suspended or delisted and unable to be re-instated for listing on Nasdaq.

If we are suspended or delisted, it would impede the liquidity of our Common Stock and limit our ability to carry out our business plan and strategies, which may cause the loss of significant business opportunities or prevent the advancement of our product candidates or completion of clinical trials, any of which could adversely affect our financial performance, growth and ability to continue our operations. In addition, if we are unable to obtain approval of the Merger Proposal, we may consider strategic alternatives to strengthen our liquidity position. These alternatives may include (subject to market conditions) capital markets transactions, repurchases, redemptions, the potential sale of assets and businesses and/or other strategic transactions and/or other measures. These alternatives involve significant uncertainties, potential significant delays, costs and other risks, and there can be no assurance that any of these alternatives will be available on acceptable terms, or at all, in the current market environment or in the foreseeable future.

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Q:	Who may vote at the Special Meeting?
A:	Stockholders of record as of the close of business on February 2, 2026, or the Record Date, are entitled to receive notice of, to attend and participate, and to vote at the Special Meeting. At the close of business on the Record Date, there were [●] shares of Common Stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If your shares are registered directly in your name with our transfer agent, Pacific Stock Transfer Company, you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by BioAtla.

Beneficial Owner of Shares Held in Street Name: Shares Registered in the Name of a Broker or Nominee

If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. In most instances, you can do this over the internet, or you may mark, sign and mail your voting instruction form using the envelope your broker, bank or other nominee provides. The materials that were sent to you have specific instructions for how to submit your vote and the deadline for doing so. If you would like to revoke your proxy, you must follow the broker, bank or other nominee’s instructions on how to do so.

If you are a beneficial owner and wish to attend and vote during the Special Meeting, you must obtain a legal proxy from the organization that holds your shares of record.

Q:	How do I vote?
A:	Stockholders of record may vote by telephone or internet, by returning the enclosed proxy card by mail or in person at the virtual Special Meeting. To vote, follow the instructions on each proxy card that you receive. The procedures for voting are as follows:
•	Vote by telephone or through the internet. In order to do so, please follow the instructions shown on your proxy card or voting instruction form;
•	Vote by mail. You may vote by completing, signing and returning your paper proxy in the accompanying postage prepaid envelope. Please allow sufficient time for us to receive your proxy card if you decide to vote by mail; or
•	Virtually at the Special Meeting. If you have properly registered, you may virtually attend and participate in the Special Meeting online by accessing the link provided to you via email, and you may vote your shares electronically at https://AALvote.com/BCAB before the polls close during the Special Meeting. To participate and vote at the Special Meeting, you will need the control number included in your proxy card or voting instruction form.

Votes submitted by telephone or through the internet must be received by 11:59 p.m. Eastern Time, on [●], 2026. Submitting your proxy, whether by telephone, through the internet, or by mail will not affect your right to vote in person should you decide to attend and participate in the meeting virtually.

If you are a beneficial owner, the materials that were sent to you have specific instructions for how to submit your vote to the organization that holds your shares of record and the deadline for doing so.

Your vote is important. Whether or not you plan to participate in the Special Meeting, we urge you to vote prior to the Special Meeting.

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Q:	What shares can I vote?
A:	Each share of Common Stock issued and outstanding as of the close of business on February 2, 2026 is entitled to vote on all items being voted on at the meeting.
Q:	How many votes am I entitled to per share?
A:	Each holder of shares of Common Stock is entitled to one vote for each share of Common Stock held as the Record Date.
Q:	What is the quorum requirement for the meeting?
A:	The holders of a majority of the voting power of the shares of our Common Stock issued and outstanding and entitled to vote at the Special Meeting as of the Record Date must be present in person or represented by proxy at the Special Meeting in order to hold the Special Meeting and conduct business. This presence is called a quorum.
Q:	How are abstentions and broker non-votes treated?
A:	Abstentions are deemed to be shares present or represented by proxy and entitled to vote and are counted for purposes of determining whether a quorum is present. Abstentions will have the same effect as votes against Proposal One. Abstentions have no effect on Proposal Two if a quorum is present.

If you hold your shares in street name and you do not instruct your broker, bank or other nominee how to vote your shares, banks, brokers and other nominees can use their discretion to vote your shares with respect to matters that are considered to be “routine”, but not with respect to “non-routine” matters. A “broker non-vote” occurs when a bank, broker or other nominee returns a valid proxy but does not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner. Broker non-votes, if any, will be counted for purposes of determining whether a quorum is present. Proposal One and Proposal Two are expected to be considered routine matters, and therefore, we do not expect there to be any broker non-votes on either proposal. We encourage you to provide voting instructions to your broker or other nominee whether or not you plan to attend the meeting.

Q:	What is the vote required to approve each proposal?
A:	Merger Proposal: The votes required to approve the Merger Proposal will be obtained if the proposal receives the affirmative vote of a majority of the shares of our Common Stock outstanding on the Record Date.

Adjournment Proposal: The votes required to approve the Adjournment Proposal will be obtained if the proposal receives the affirmative vote of a majority of the voting power of shares of our Common Stock entitled to vote that are present in person or represented by proxy at the meeting and are voted “FOR” and “AGAINST” the proposal.

Q:	If I submit a proxy, how will it be voted?
A:	When proxies are properly executed and returned, the shares represented by such proxies will be voted at the Special Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board as described above. If any matters not described in the Proxy Statement are properly presented at the Special Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Special Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote or revoke my proxy?”
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Q:	What should I do if I get more than one proxy or voting instruction card?
A:	Stockholders may receive more than one set of voting materials, including multiple copies of the proxy materials, proxy cards or voting instruction forms. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials. You should vote in accordance with all of the proxy cards and voting instruction forms you receive relating to our Special Meeting to ensure that all of your shares are voted and counted.
Q:	Can I change my vote or revoke my proxy?
A:	You may change your vote or revoke your proxy at any time prior to the taking of the vote or the polls closing at the Special Meeting.

If you are the stockholder of record, you may change your vote by:

•	granting a new proxy by telephone or through the internet at a later time or bearing a later date (which automatically revokes the earlier proxy) before 11:59 p.m. Eastern Time, on [●], 2026;
•	delivering a later dated proxy card or a written notice of revocation to BioAtla’s Corporate Secretary at BioAtla, Inc., 11085 Torreyana Road, San Diego, California 92121, prior to your shares being voted; or
•	if you have properly registered, participating in the Special Meeting by accessing the link provided to you via email and voting electronically online at https://AALvote.com/BCAB. Participation alone at the Special Meeting will not cause your previously granted proxy to be revoked unless you specifically vote during the meeting online at https://AALvote.com/BCAB.

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to change your vote, you must contact that firm to revoke any prior voting instructions.

Q:	How can I attend the Special Meeting in person?
A:	There is no physical location for the Special Meeting. You are invited to attend the Special Meeting by participating online if you are a stockholder of record or a street name stockholder as of February 2, 2026, the Record Date. See, “How can I participate in the Special Meeting?” below for more details. Please be aware that participating in the Special Meeting will not, by itself, revoke a proxy. See, “Can I change my vote or revoke my proxy?” above for more details.
Q:	How can I participate in the Special Meeting?
A:	The Special Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. If you have properly registered, you will be able to attend and participate in the Special Meeting online and submit your questions during the Special Meeting by accessing the link provided to you via email. You will also be able to vote your shares electronically at the Special Meeting at https://AALvote.com/BCAB. To participate and vote in the Special Meeting, you will need the control number included on your proxy card or voting instruction form.

The meeting webcast will begin promptly at [●] a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at [●] a.m. Pacific Time, and you should allow ample time for the check-in procedures.

Q:	What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?
A:	If you encounter any technical difficulties accessing the virtual meeting during the check in or meeting time, please call the technical support number posted at 1-866-612-8937 or email at virtualmeetings@viewproxy.com. Technical support will be available starting at [●] a.m. Pacific Time on [●], 2026.
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Q:	Why is the Special Meeting being held only online?
A:	We believe that hosting a virtual meeting will expand access, facilitate stockholder attendance and participation and reduce costs. We have designed the virtual Special Meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.
Q:	Who will tabulate the votes?
A:	A representative of Alliance Advisors, LLC will serve as the Inspector of Elections and will tabulate the votes at the Special Meeting.
Q:	Where can I find the voting results of the Special Meeting?
A:	We will announce preliminary voting results at the Special Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Special Meeting.
Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
A:	The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is commonly referred to as “householding.”

Brokers with account holders who are BioAtla stockholders may be householding our proxy materials. A single set of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you notify your broker or BioAtla that you no longer wish to participate in householding.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Investor Relations, BioAtla, Inc., 11085 Torreyana Road, San Diego, California 92121 or (3) contact our Investor Relations department by email at investors@bioatla.com or by phone at (858) 558-0708. Stockholders who receive multiple copies of the proxy statement or annual report at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address above, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Q:	What if I have questions about my BioAtla shares or need to change my mailing address?
A:	If you are a stockholder of record, you may contact our transfer agent, Pacific Stock Transfer Company, by telephone at (702) 361-3033 or by email at info@pacificstocktransfer.com or by U.S. mail at 6725 Via Austi Pkwy, Ste. 300, Las Vegas, Nevada, 89119, if you have questions about your BioAtla shares or need to change your mailing address.

If you have any questions about the Special Meeting, the proposals, or the procedures for voting your shares, please contact our proxy solicitor, Alliance Advisors, LLC (in such capacity, the “Proxy Solicitor”), at 1-855-206-1653.

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Q:	Who is soliciting my proxy and paying for the expense of solicitation?
A:	The proxy for the Special Meeting is being solicited on behalf of our Board. We will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we may reimburse these individuals for their reasonable out-of-pocket expenses. We have also retained the Proxy Solicitor to assist in the solicitation of proxies for the Special Meeting. We have agreed to pay the Proxy Solicitor a fee of $[●], plus customary out-of-pocket expenses, and will indemnify the Proxy Solicitor and its affiliates against certain claims, liabilities, losses, damages and expenses. If you choose to access the proxy materials or vote via the internet or by phone, you are responsible for any internet access or phone charges you may incur.
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PROPOSAL ONE: THE MERGER PROPOSAL

Background and Overview

Background on the Prior Reverse Stock Split Proposal

As disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 30, 2025, on December 30, 2025, we originally convened a special meeting of stockholders (the “RSS Special Meeting”). The RSS Special Meeting was held to consider, among other proposals, an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to, at the discretion of the Board, effect a reverse stock split with respect to the Common Stock at any time prior to June 30, 2026, at a ratio of 1-for-5 to 1-for-20 (the “Range”), with the ratio within such Range to be determined at the discretion of the Board without further approval or authorization of the Company’s stockholders (the “Reverse Stock Split Proposal”). The Company’s Amended and Restated Certificate of Incorporation requires the affirmative vote of two-thirds (2/3) of the voting power of our outstanding shares entitled to vote thereon to approve the Reverse Stock Proposal. At the time of the originally convened RSS Special Meeting on December 30, 2025, consistent with the low rates of participation and voting by the Company’s retail stockholder base, and although more than 70% of the shares represented by proxies received by the Company authorized the proxyholders to vote “FOR” the Reverse Stock Split Proposal, there were insufficient votes to approve the Reverse Stock Split Proposal, the Company determined to adjourn the RSS Special Meeting to January 12, 2026 for the purpose of soliciting additional proxies with respect to the Reverse Stock Split Proposal.

At the reconvened RSS Special Meeting on January 12, 2026, consistent with the low rates of participation and voting by the Company’s retail stockholder base, and although more than 70% of the shares represented by proxies received by the Company authorized the proxyholders to vote “FOR” the Reverse Stock Split Proposal, there were still insufficient votes to approve the Reverse Stock Split Proposal. Based upon, among other things, the reasons our Board previously considered in declaring the Reverse Stock Split Proposal advisable, and the fact that more than 70% of the shares represented by proxies received by the Company have authorized the proxyholders to vote “FOR” the Reverse Stock Split Proposal, our Board (i) authorized an adjournment of the reconvened RSS Special Meeting to January 26, 2026, (ii) authorized and issued one (1) share of a new series of the Company’s preferred stock, par value $0.0001 per share, designated as “Series A Junior Preferred Stock,” entitling the holder thereof to a number of votes that would enable the approval of the Reverse Stock Split Proposal if the holders of at least two-thirds (2/3) of the voting power of the Common Stock present in person or by proxy at the reconvened RSS Special Meeting and entitled to vote thereon vote “FOR” the Reverse Stock Split Proposal, and (iii) fixed a new record date for determining the stockholders entitled to vote at the reconvened RSS Special Meeting that was after the issuance of the aforementioned Series A Junior Preferred Stock. At the reconvened RSS Special Meeting held on January 26, 2026, a majority of the outstanding shares of Common Stock voted “FOR” the Reverse Stock Split Proposal, and since more than 80% of the shares of common stock voting at the reconvened RSS Special Meeting voted “FOR” the Reverse Stock Split Proposal, the holder of the Series A Preferred Stock voted “FOR” such proposal, which resulted in such proposal receiving stockholder approval.

On January 30, 2026, the Company redeemed the one (1) share of Series A Junior Preferred Stock for $0.01. In addition, the Board determined to exercise its discretion not to implement a reverse stock split while the Company is listed on Nasdaq based upon, among other considerations, its ongoing discussions with Nasdaq since January 13, 2026. In these ongoing discussions with Nasdaq, the Company was informed for the first time that if the Company were to implement a reverse stock split that was approved by the Company’s stockholders with the one (1) share of Series A Junior Preferred Stock, it would likely be cited for a violation of Nasdaq Listing Rule 5640 (the “Voting Rights Rule”). As part of these ongoing discussions, Nasdaq informed the Company that, although Nasdaq historically has approved widespread use of grants of super-voting preferred stock (such as the Series A Junior Preferred Stock) to approve reverse stock splits and has publicly stated such use is consistent with the Voting Rights Rule, Nasdaq has internally determined that such use of super-voting preferred is now no longer permitted. Nasdaq has acknowledged to the Company that there is no public notice of this change in position. While the Company believes that obtaining the approval of stockholders with the Series A Junior Preferred Stock complies with the Voting Rights Rule and is in compliance with Nasdaq’s policy as set forth in its Staff Interpretative Letter issued in 2022 (the “2022 Guidance”), Nasdaq informed the Company that the unannounced removal of the 2022 Guidance from its website, even though without any public announcement, constituted a rescission of the 2022 Guidance.

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Based upon, among other things, (i) the reasons the Board previously considered in declaring the Reverse Stock Split Proposal advisable, (ii) the fact that a majority of the outstanding shares of Common Stock were voted “FOR” the Reverse Stock Split Proposal, (iii) the fact that, but for Nasdaq’s recent non-public determination that the 2022 Guidance is now rescinded, the Company could have implemented the Reverse Stock Split Proposal without violating Nasdaq Rule 5640, and (iv) that a violation of the Voting Rights Rule would result in a delisting from Nasdaq, and could bar the Company from re-listing on Nasdaq, the New York Stock Exchange, or other national securities exchange, the Board has determined it is advisable to effect an alternative transaction through a merger of the Company with a wholly owned subsidiary as described below to implement a similar reduction in the number of outstanding shares as the Reverse Stock Split Proposal.

On January 30 2026, the Company entered into the Merger Agreement, pursuant to which (i) Merger Sub will merge with and into the Company, with the Company surviving, (ii) every fifty (50) shares of Common Stock issued and outstanding, or held as treasury stock, will be converted into one (1) share of common stock of the surviving corporation, which shall be the Company, and (iii) the Company’s Amended and Restated Certificate of Incorporation would be amended and restated to, among other things, exempt future amendments to Article IV thereof from the supermajority voting requirements of Article IX and instead default to the voting requirements provided by Delaware law. Under Delaware law and the Company’s Amended and Restated Certificate of Incorporation, the Merger Agreement must be approved by the holders of a majority of the outstanding shares of Common Stock.

Background on the Company’s Nasdaq Listing

As disclosed in our Current Report on Form 8-K filed with the SEC on August 6, 2025, the Listing Qualifications Staff (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) issued a delist determination to the Company, indicating that the Company did not satisfy the Minimum Bid Price Requirement and Nasdaq Listing Rule 5450(b)(1)(A) (the “Minimum Stockholders’ Equity Requirement”) (or the alternative standards of $50 million in market value of listed securities (“MVLS”) or $50 million in total assets and $50 million in total revenue). The Company requested a hearing (the “Hearing”) before the Nasdaq Hearing Panel (the “Panel”), at which the Company presented its plan to evidence compliance with all applicable criteria for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550, including the Minimum Bid Price Requirement and the Minimum Stockholders’ Equity Requirement, the alternatives to which are $35 million in MVLS (the “MVLS Rule”) or $500,000 in net income (and, together, the “Equity/MVLS Rule”). On September 16, 2025, the Panel granted the Company’s request for continued listing (the “Panel Decision”), subject to the Company’s timely submission of an application to transfer its listing to The Nasdaq Capital Market, and the Company’s compliance with the Equity/MVLS Rule and the Minimum Bid Price Requirement by December 31, 2025 and February 2, 2026, respectively.

In accordance with Nasdaq Listing Rule 5810(c)(3)(H) (the “Discretionary Monitor Rule”), “compliance with [the price-based listing criteria] is generally achieved by meeting the requirement for a minimum of ten consecutive business days.” Under the rule, the “Staff may, in its discretion, require a Company to satisfy the applicable Price-based Requirement for a period in excess of ten consecutive business days, but generally no more than 20 consecutive business days, before determining that the Company has demonstrated an ability to maintain long-term compliance. In determining whether to require a Company to meet the applicable Price-based-requirement beyond ten business days, Staff may consider all relevant facts and circumstances, including without limitation: (i) the margin of compliance (the amount by which a Company exceeds the applicable Price-based Requirement); (ii) the trading volume (a lack of trading volume may indicate a lack of bona fide market interest in the security at the posted bid price); (iii) the Market Maker montage (the number of Market Makers quoting at or above $1.00 or the minimum price necessary to satisfy another Price-based Requirement; and the size of their quotes); and (iv) the trend of the security price (is it up or down).”

Beginning September 24, 2025, through the close of business on December 31, 2025 (the deadline for compliance with the Minimum Stockholders’ Equity Requirement as set forth in the Panel Decision), the Company evidenced a minimum $35 million MVLS for 64 consecutive trading days, ranging from a low MVLS of $36.03 million to a high MVLS of $71.73 million. Having evidenced compliance with the MVLS Rule for 57 consecutive business days as of December 18, 2026, on December 19, 2025, the Company requested that Nasdaq issue a determination that the Company had regained compliance with the MVLS Rule as an alternative to the Equity Rule.

Notwithstanding the foregoing, more than three weeks later on January 13, 2026, Nasdaq denied the Company’s request for a compliance determination given that the Company no longer satisfied the MVLS Rule (or

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the alternative Equity Rule) as of that date. Nasdaq provided the Company with the opportunity to update its plan to evidence compliance with either the Equity/MVLS Rule, which update the Company submitted on January 20, 2026. Nasdaq notified the Company on January 27, 2026, that the Panel had granted the Company an extension through February 2, 2026 to evidence compliance with all applicable criteria for continued listing on The Nasdaq Capital Market.

The Company believes Nasdaq’s apparent inaction and unwillingness to issue a compliance determination in this matter was in error and represents a serious misapplication of the Nasdaq Listing Rules to the Company. As referenced above, the Discretionary Monitor Rule states that “compliance is generally achieved by meeting the requirement for a minimum of ten consecutive business days” although the Staff may, in its discretion, require a Company to satisfy the applicable requirement for more than ten consecutive business days, “but generally no more than 20 consecutive business days,” which the Company far exceeded, and with such exercise of discretion based upon an analysis of certain enumerated criteria, which does not appear to have occurred here. The Company believes that Nasdaq’s delay in the consideration and confirmation of the Company’s compliance status, its subsequent failure to issue a determination that the Company had regained compliance with the MVLS Rule, as well as Nasdaq’s recent decision to overturn longstanding Nasdaq policy regarding the use of super-voting stock to achieve quorum and thereby seek to obtain shareholder approval for a reverse stock split, has and will cause the Company irreparable harm.

In the event that the Company is unable to regain compliance with the Bid Price Rule and the Equity/MVLS Rule by February 2, 2026, the Company’s securities will be subject to suspension and delisting from Nasdaq. Following receipt of a delist determination, the Company may, with 15 calendar days, request an appeal of the delist determination to the Nasdaq Listing and Hearing Review Council (the “Council”) or the Council may call for review the delist determination within 45 calendar days of issuance. A timely request for an appeal or review by the Council will not stay the suspension of trading in the Company’s common stock on Nasdaq unless a call for review determination by the Council specifies to the contrary. The Company intends to request that the Council call for review any decision by the Panel to delist the Company. The Company can provide no assurance, however, that a review by the Council will result in the continued listing of its shares of Common Stock or in the event of a suspension or delisting, a re-instatement of trading of the Company’s Common Stock on Nasdaq. If trading in the Company’s Common Stock is suspended on Nasdaq, the Company should be eligible to trade on the OTC Markets system, which may have a material adverse effect on the trading price and volume for the Common Stock, and the Company’s stockholders may find it more difficult to sell their shares.

Reasons for the Merger and the Share Conversion

If the Merger Proposal is passed, at the Effective Time (as defined in the Merger Agreement), each fifty (50) shares of Common Stock issued and outstanding, or held by the Company as treasury shares, as of immediately before the Effective Time, shall be converted into one share of common stock of the Surviving Corporation (as defined in the Merger Agreement) (the “Share Conversion”). The Share Conversion contemplated by the Merger Agreement will help the Company to maintain a trading price above $1.00 for at least ten (10) consecutive trading days, which could then assist the Company with regaining compliance with the Minimum Bid Price Requirement and help to maintain our listing, or re-instate our listing (in the event of a suspension or de-listing) on The Nasdaq Capital Market. There can be no assurance, however, that even if the Merger is consummated, that we will ultimately regain or maintain compliance with the Minimum Bid Price Requirement and all other applicable requirements for continued listing or reinstatement on The Nasdaq Capital Market or that our Common Stock will not be suspended or delisted from The Nasdaq Capital Market.

Maintaining our Nasdaq listing as a publicly listed company has numerous benefits to the Company, including our ability to procure more financing for ongoing operations, our ability to further our business strategy and our ability to attract more investor and business partner interest, among others. The Company believes the Merger Proposal will enable the Company to improve trading liquidity by increasing the price per share of our Common Stock, which could enable a broader range of institutions to invest in our Common Stock. In particular, we believe many institutional traders are discouraged or prevented from investing in equity stocks with a price below a certain threshold, and the Share Conversion will mitigate some of the risks that investors may associate with “penny-stock” trading levels, thereby potentially increasing marketability, trading volume and liquidity of our Common Stock. Additionally, because brokers’ commissions on transactions in low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our

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Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. Many institutional investors also have policies against holding equity securities of companies that are not traded on a national exchange, and the Merger Proposal, if passed and executed successfully, should help to regain compliance with the Minimum Bid Price Requirement for continued listing on Nasdaq and help enable us to carry out our business plans with greater availability of shares of Common Stock. Greater interest in our Common Stock should also promote greater liquidity for our stockholders.

Reasons for Exempting Future Amendments to Article IV of the Company’s Amended and Restated Certificate of Incorporation from the Supermajority Voting Requirements of Article IX

If the Merger Proposal is approved, the Amended and Restated Certificate of Incorporation will be amended and restated (the “Amended Charter”) in the Merger to, among other things, remove supermajority stockholder voting requirements from amendments to Article IV thereof and will instead default to the majority of votes cast standard for such amendments. This update brings our governance framework into conformity with current Delaware law by permitting amendments to our Common Stock, including amendments to reclassify our Common Stock via a reverse stock split, to be approved at the majority of votes cast standard contemplated by Section 242(d) of the Delaware General Corporation Law (“DGCL”), following Board approval, thereby enhancing stockholder rights and simplifying vote execution. The change eliminates legacy thresholds that could allow a minority of stockholders to impede broadly supported corporate actions and aligns our governance with prevailing market practice and investor expectations. Overall, this update is intended to improve transparency and accountability by making stockholder action attainable at realistic participation levels while maintaining appropriate oversight through continued Board approval requirements.

Risks Associated with the Share Conversion

The Conversion May Not Increase the Price of our Common Stock over the Long-Term.

As noted above, the purpose of the Share Conversion is to help regain compliance with the Minimum Bid Price Requirement for continued listing on The Nasdaq Capital Market, as well as to increase the trading price of our Common Stock to enhance overall liquidity of the Common Stock by attracting new investors. However, the effect of the Share Conversion on the market price of our Common Stock cannot be predicted with any certainty, and we cannot assure you that the Share Conversion will accomplish these objectives for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding shares of Common Stock will proportionally increase the market price of our Common Stock, we cannot assure you that the Share Conversion will increase the market price of our Common Stock by a multiple of the Share Conversion ratio, or result in any permanent or sustained increase in the market price of our Common Stock. The market price of our Common Stock may be affected by other factors which may be unrelated to the number of shares outstanding, including our business and financial performance, general market conditions, and prospects for future success.

The Share Conversion May Decrease the Liquidity of our Common Stock.

The Board believes that the Share Conversion may result in an increase in the market price of our Common Stock, which could lead to increased interest in our Common Stock and possibly promote greater liquidity for our stockholders. However, the Share Conversion will also reduce the total number of outstanding shares of Common Stock, which may lead to reduced trading and a smaller number of market makers for our Common Stock, particularly if the price per share of our Common Stock does not increase as a result of the Share Conversion.

The Share Conversion May Result in Some Stockholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell.

If the Merger Proposal is approved, the Share Conversion will increase the number of stockholders who own “odd lots” of less than 100 shares of Common Stock. A purchase or sale of less than 100 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of Common Stock following the Share Conversion may be required to pay higher transaction costs if they sell their Common Stock.

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The Share Conversion May Lead to a Decrease in our Overall Market Capitalization.

The Share Conversion may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our Common Stock does not increase in proportion to the Share Conversion ratio, then the value of our Company, as measured by our market capitalization, may be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of Common Stock outstanding following the Share Conversion.

Effects of the Share Conversion

Effects of the Share Conversion on Issued and Outstanding Shares.

If the Merger Proposal is approved, the Share Conversion will reduce the total number of issued and outstanding shares of Common Stock by a ratio of 1-for-50.

Accordingly, each of our stockholders will own fewer shares of Common Stock as a result of the Share Conversion. However, the Share Conversion will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Share Conversion would result in fractional shares in the Share Conversion, which will be cashed out as described below. Therefore, voting rights and other rights and preferences of the holders of Common Stock will not be affected by the Share Conversion (other than as a result of the treatment of fractional shares). Common Stock issued pursuant to the Share Conversion will remain fully paid and nonassessable, and the par value per share of Common Stock will remain $0.0001.

As of the Record Date, approximately [●] shares of our Common Stock were outstanding. For purposes of illustration, if the Share Conversion is effected at a ratio of 1-for-50, the number of issued and outstanding shares of Common Stock after the Share Conversion would be approximately [●] shares.

Effects of the Share Conversion on Currently Outstanding Warrants.

If the Merger Proposal is approved, the Share Conversion would effect a reduction in the number of shares of Common Stock issuable upon the exercise of our outstanding warrants exercisable for shares of Common Stock in proportion to the Share Conversion ratio. The exercise price of outstanding warrants would increase in proportion to the Share Conversion ratio. Furthermore, if the lowest volume weighted average price (“VWAP”) of the Common Stock during the eleven (11) trading days (the “Adjustment Period”) commencing five (5) trading days immediately preceding the Share Conversion and ending five (5) trading days immediately following the Share Conversion is less than the warrant’s adjusted exercise price, then the exercise price of the warrant will be reduced to match that lowest VWAP, as adjusted for the Share Conversion. This adjustment is applied retroactively to the first trading day of the Adjustment Period.

Effects of the Share Conversion on Outstanding Equity Awards and Plans.

If the Merger Proposal is approved, once the Share Conversion is effected, the number of shares subject to, and the exercise or purchase price of, equity awards granted under our 2020 Equity Incentive Plan, as amended (“EIP”), and 2020 Employee Stock Purchase Plan, as amended (“ESPP”, and together with the EIP, the “Equity Plans”) will be proportionally adjusted to maintain their economic value, subject to adjustments for any fractional shares and any rounding conventions adopted by the Compensation Committee of the Board. In addition, the total number of shares of Common Stock that may be the subject of future grants under the Equity Plans and other share limits under the Equity Plans will be proportionately adjusted as a result of the Share Conversion.

Effects of the Share Conversion on Voting Rights.

Proportionate voting rights and other rights of the holders of Common Stock would not be affected by the Share Conversion (other than as a result of the treatment of fractional shares). For example, a holder of 1% of the voting power of the outstanding Common Stock immediately prior to the Effective Time (as defined in the Merger

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Agreement) would continue to hold 1% of the voting power of the outstanding Common Stock after the Share Conversion (other than as a result of the treatment of fractional shares).

Effects of the Share Conversion on Regulatory Matters.

We are subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Share Conversion will not affect our obligation to publicly file financial and other information with the SEC.

Effects of the Share Conversion on Authorized Share Capital.

Because there are no longer any shares of the Company’s Class B Common Stock issued and outstanding, the Amended Charter will eliminate the Class B Common Stock, thereby removing any authorization to issue the Class B Common Stock. The total number of shares of Common Stock and Preferred Stock that we are authorized to issue will not be affected by the Share Conversion and will remain at 550,000,000 shares, consisting of 350,000,000 shares of Common Stock and 200,000,000 shares of Preferred Stock.

Effects of the Share Conversion on the Number of Shares of Common Stock Available for Future Issuance.

By reducing the number of shares outstanding without reducing the number of shares of available but unissued Common Stock, the Share Conversion will increase the number of authorized but unissued shares of Common Stock. The Board believes the increase is appropriate for flexibility in carrying out our business plan and strategies, as discussed above. Although the Company does not have any pending acquisitions for which shares are expected to be used, the Company may also use authorized shares in connection with the financing of future acquisitions.

Although the Share Conversion would not have any dilutive effect on our stockholders, the Share Conversion without a reduction in the number of shares authorized for issuance would reduce the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance, giving us an effective increase in the authorized shares available for issuance. The Board from time to time may deem it to be in the best interests of the Company to enter into transactions and other ventures that may include the issuance of shares of our Common Stock. If the Board authorizes the issuance of additional shares subsequent to the Share Conversion, the dilution to the ownership interest of our existing stockholders may be greater than would occur had the Share Conversion not been effected.

Treatment of Fractional Shares in the Share Conversion

No fractional shares will be issued in connection with the Share Conversion.

Stockholders of record who otherwise would be entitled to receive fractional shares will be entitled to an amount in cash (without interest or deduction) equal to the fraction of one share to which such stockholder would otherwise be entitled multiplied by the closing price of our Common Stock on The Nasdaq Capital Market on the date on which the Effective Time (as defined in the Merger Agreement) occurs. Except for the right to receive the cash payment in lieu of fractional shares, stockholders will not have any voting, dividend or other rights with respect to the fractional shares they would otherwise be entitled to receive.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders may reside, where we are domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

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Effect on Registered “Book-Entry” Holders of Common Stock

Holders of Common Stock may hold some or all of their Common Stock electronically in book-entry form (“street name”) under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership. They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts. If you hold registered Common Stock in book-entry form, you do not need to take any action to receive your post-Share Conversion shares, if applicable.

Appraisal Rights

Under the DGCL, our stockholders are not entitled to appraisal or dissenter’s rights with respect to the Merger, and we will not independently provide our stockholders with any such rights.

Regulatory Approvals

The Merger will not be consummated, if at all, until after approval of our stockholders is obtained. We are not obligated to obtain any governmental approvals or comply with any state or federal regulations in order to effect the Merger other than the filing of the certificate of merger with the Secretary of State of the State of Delaware.

Accounting Treatment of the Conversion Shares

If the Merger Proposal is approved, upon the Share Conversion at the Effective Time (as defined in the Merger Agreement), the par value per share of our Common Stock will remain unchanged at $0.0001. Accordingly, on the date on which the Effective Time occurs, the stated capital on our consolidated balance sheets attributable to our Common Stock will be reduced in proportion to the size of the Share Conversion ratio, and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged. Per share net income or loss will be increased because there will be fewer shares of Common Stock outstanding. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Share Conversion.

Certain U.S. Federal Income Tax Consequences of the Share Conversion to U.S. Holders

The following discussion is a summary of certain U.S. federal income tax consequences of the Share Conversion applicable to U.S. holders (as defined below). This discussion does not purport to be a complete analysis of all potential tax consequences that may be relevant to a U.S. holder. The effects of U.S. federal tax laws other than U.S. federal income tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. holder. We have not sought and do not intend to seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a position contrary to that discussed below regarding the tax consequences of the Share Conversion. Furthermore, no opinion of counsel has been or will be rendered with respect to the tax consequences of the Share Conversion.

This discussion is limited to U.S. holders that hold Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a U.S. holder’s particular circumstances, including the impact of the alternative minimum tax, the rules related to “qualified small business stock” within the meaning of Section 1202 of the Code or the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;
•	persons whose functional currency is not the U.S. dollar;

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•	persons holding Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•	banks, insurance companies, and other financial institutions;
•	real estate investment trusts or regulated investment companies;
•	brokers, dealers or traders in securities;
•	corporations that accumulate earnings to avoid U.S. federal income tax;
•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•	tax-exempt organizations or governmental organizations;
•	persons deemed to sell Common Stock under the constructive sale provisions of the Code;
•	persons who hold shares of Common Stock which, for U.S. federal tax purposes, are considered to be subject to a substantial risk of forfeiture and/or who otherwise have been issued shares of Common Stock in connection with the performance of services;
•	persons required to accelerate the recognition of any item of gross income with respect to the Common Stock as a result of such income being recognized on an applicable financial statement; or
•	persons who hold or received Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation; and tax-qualified retirement plans.

For purposes of this discussion, “U.S. holder” is a beneficial owner of Company Stock that for U.S. federal income tax purposes is:

•	An individual who is a citizen or resident of the United States, as determined for U.S. federal income tax purposes;
•	A corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any state thereof or the District of Columbia;
•	A trust, the substantial decisions of which are controlled by one or more U.S. persons and which is subject to the primary supervision of a U.S. court, or a trust that has validly elected under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes; or
•	An estate that is subject to U.S. federal income tax on its income regardless of source.

If an entity treated as a partnership for U.S. federal income tax purposes holds Common Stock, the tax treatment of a partner in the partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE SHARE CONVERSION ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

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General Tax Treatment of the Share Conversion

The Share Conversion should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. holder of Common Stock generally should not recognize gain or loss upon the Share Conversion, except with respect to cash received in lieu of a fractional share of Common Stock, as discussed below. A U.S. holder’s aggregate tax basis in the shares of Common Stock received pursuant to the Share Conversion should equal the aggregate tax basis of the shares of Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of Common Stock), and such U.S. holder’s holding period in the shares of Common Stock received should include the holding period in the shares of Common Stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of Common Stock surrendered to the shares of Common Stock received in a recapitalization pursuant to the Share Conversion. U.S. holders of shares of Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Cash in Lieu of Fractional Shares

A U.S. holder of Common Stock that receives cash in lieu of a fractional share of Common Stock pursuant to the Share Conversion is expected to recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis allocable to such fractional share of Common Stock. Any such capital gain or loss should be long-term capital gain or loss if the U.S. holder’s holding period in the fractional share of Common Stock surrendered is greater than one year as of the Effective Time (as defined in the Merger Agreement).

Information Reporting and Backup Withholding

A U.S. holder of Common Stock may be subject to information reporting and backup withholding on cash paid in lieu of fractional shares in connection with the Share Conversion. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and such holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. holders of Common Stock should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Interests of Certain Persons

In considering whether to approve Proposal One, BioAtla stockholders should be aware that aside from their interests as stockholders, our directors, our Chief Executive Officer and Chairman of the Board, Jay M. Short, our Chief Financial Officer, Richard A. Waldron, our Chief Medical Officer, Eric Sievers, and our Chief Accounting Officer, Controller and Corporate Secretary, Christian Vasquez, have an interest in the Share Conversion contemplated by Proposal One that is different from, or in addition to, those of other BioAtla stockholders generally because as employees of BioAtla, they would benefit from shares of Common Stock that could be issued pursuant to equity awards as a result of the increase in the number of authorized shares of Common Stock available for issuance. BioAtla stockholders should take these interests into account in deciding whether to approve Proposal One.

Effect of Approval

If the Merger Proposal is approved, at the Effective Time (as defined in the Merger Agreement), Merger Sub will merge with and into the Company, with the Company continuing as the Surviving Corporation, and the Merger will become effective upon the filing (or stated effective time) of a certificate of merger with the Secretary of State of the State of Delaware. Each fifty (50) shares of Common Stock issued and outstanding, or held by the Company as treasury shares, as of immediately before the Effective Time, shall be converted into one share of common stock of the Surviving Corporation. No fractional shares of the Surviving Corporation will be issued in connection with the Merger, and any holder of record of Common Stock who otherwise would be entitled to receive fractional shares of common stock of the Surviving Corporation in connection with the Merger will instead be entitled to receive, in lieu of such fractional shares, an amount in cash equal to the fraction to which the stockholder

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would otherwise be entitled multiplied by the closing price of the Common Stock on The Nasdaq Capital Market on the date on which the Effective Time occurs. Each share of Merger Sub capital stock outstanding immediately prior to the Effective Time will be cancelled without consideration. The Amended and Restated Certificate of Incorporation will be amended and restated in the Merger, while the Company’s amended and restated bylaws will remain in effect as the bylaws of the Surviving Corporation. In addition, the directors and officers of the Company immediately prior to the Effective Time will serve as the directors and officers of the Surviving Corporation following the Effective Time, until their successors are duly elected or appointed and qualified. All stockholders are encouraged to read the Merger Agreement, a copy of which is set forth in Annex A.

Vote Required for Approval

Approval of this Proposal One requires the affirmative vote of a majority of the shares of our Common Stock outstanding on the Record Date.

Board Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT BIOATLA STOCKHOLDERS VOTE “FOR” THIS PROPOSAL ONE TO APPROVE THE MERGER AGREEMENT.

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PROPOSAL TWO: THE ADJOURNMENT PROPOSAL

General

If the Company fails to receive a sufficient number of votes to approve Proposal One presented at the Special Meeting or if a quorum is not present, the Company may seek to adjourn the Special Meeting from time to time for the purpose of soliciting additional proxies to approve the other proposals or obtaining a quorum.

Our bylaws also authorize the presiding officer of the meeting to authorize an adjournment whether or not a quorum is present.

Proposal Two will only be presented if there is a quorum and there are not enough votes at the time of the Special Meeting to approve Proposal One.

Vote Required for Approval

If a quorum is present, approval will be obtained if the proposal receives the affirmative vote of a majority of the voting power of shares of our Common Stock entitled to vote that are present in person or represented by proxy at the meeting and are voted “FOR” and “AGAINST” the proposal. If a quorum is not present, approval will be obtained if the proposal receives the affirmative vote of the holders of voting stock representing a majority of the voting power present at the meeting, with abstentions having the same effect as votes against the proposal.

Board Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL TWO TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSAL ONE.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of January 31, 2026 by:

•	each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock;
•	each of our directors; and
•	each of our named executive officers; and beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable. Shares of our Common Stock subject to stock options that are currently exercisable or exercisable within 60 days of January 31, 2026 and shares issuable upon the settlement of restricted stock units that will vest within 60 days of January 31, 2026 are deemed to be outstanding and to be beneficially owned by the person holding the stock options or restricted stock units for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Percentage ownership of our Common Stock is based on [●] shares of our Common Stock outstanding and 0 shares of Class B Common Stock outstanding on January 31, 2026. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o BioAtla, Inc., 11085 Torreyana Road, San Diego, California 92121.

Name of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percentage of Shares Beneficially Owned (%)

Named Executive Officers and Directors
Mary Ann Gray, Ph.D.
Sylvia McBrinn
Susan Moran, M.D.
Eric Sievers, M.D.
Jay M. Short, Ph.D.
Scott Smith
Lawrence Steinman, M.D.
Richard A. Waldron
Edward Williams
All executive officers and directors as a group (10 persons)

19

STOCKHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING

Requirements for Stockholder Proposals to be considered for inclusion in our proxy materials for our 2026 Annual Meeting

Under Rule 14a-8 of the Exchange Act, some stockholder proposals may be eligible for inclusion in our proxy statement for our 2026 annual meeting of stockholders (other than nominees for director). These stockholder proposals must be submitted to BioAtla, Inc. c/o Corporate Secretary, 11085 Torreyana Road, San Diego, California 92121. The facsimile number and the e-mail address of our Corporate Secretary are (858) 558-0709 and cvasquez@bioatla.com. In order to be included in the proxy statement for our 2026 Annual Meeting, stockholder proposals must have been received by our Corporate Secretary no later than December 25, 2025 (120 calendar days before the release date of the proxy statement to stockholders for the preceding year’s annual meeting) and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.

Requirements for Stockholder Nomination of Director Candidates and Stockholder Proposals to be presented at our 2026 Annual Meeting

Our amended and restated bylaws provide that stockholders may present proposals, including director nominations, by providing timely notice to our Corporate Secretary at our principal executive office in accordance with the procedures of our amended and restated bylaws. To be timely for our 2026 Annual Meeting, our Corporate Secretary must receive the written notice at our principal executive office:

•	not earlier than the close of business on February 18, 2026, and
•	not later than the close of business on March 20, 2026.

If we hold our 2026 annual meeting of stockholders more than 30 days before or more than 60 days after June 18, 2026 (the one-year anniversary date of the Annual Meeting), then a stockholder’s notice must be received by our Corporate Secretary at our principal executive office not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which public announcement of the date of such annual meeting is first made.

A stockholder’s notice to the Corporate Secretary must set forth the information required by our amended and restated bylaws. If a stockholder who has notified BioAtla of such stockholder’s intention to present a proposal or nomination at an annual meeting does not appear to present such stockholder’s proposal at such meeting, BioAtla does not need to present the proposal for vote at such meeting.

In addition, stockholders who intend to solicit proxies in support of director nominees other than those nominees nominated by the Company must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.

20

OTHER MATTERS

Our board of directors does not presently intend to bring any other business before the Special Meeting and, so far as is known to our board of directors, no matters are to be brought before the Special Meeting except as specified in this Proxy Statement and accompanying proxy card. As to any business that may arise and properly come before the Special Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

By Order of the Board of Directors,

Jay M. Short, Ph.D.
Co-founder, Chief Executive Officer and Chairman of the Board of Directors
San Diego, California
[●], 2026

21

ANNEX A

Agreement and Plan of Merger

This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of January 30, 2026, by and between BioAtla, Inc., a Delaware corporation (the “Company”), and BA Merger Sub, Inc., a Delaware corporation (“Merger Sub” and, together with the Company, the “Constituent Corporations”).

Whereas, the Board of Directors of each of the Constituent Corporations deems it advisable and in the best interests of each of the Constituent Corporations that Merger Sub be merged with and into the Company (hereinafter, in such capacity, sometimes referred to as the “Surviving Corporation”) as permitted by the Delaware General Corporation Law (the “DGCL”) pursuant to the terms hereinafter set forth;

Now, therefore, the parties hereto have agreed as follows:

Section 1.  The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined herein), Merger Sub shall be merged with and into the Company (the “Merger”), and the separate existence of Merger Sub shall cease. The Surviving Corporation shall be the Company.

Section 2. Filings. At such time as mutually agreed upon by Merger Sub and the Company, such parties shall cause a properly executed certificate of merger conforming to the requirements of the DGCL to be filed with the Secretary of State of the State of Delaware. The Merger shall become effective at the time specified in the aforementioned certificate of merger or, if no such time is specified, upon such filing (the “Effective Time”).

Section 3. Effects of the Merger. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL (including without limitation Section 259 of the DGCL).

Section 4. Treatment of Capital Stock.

(a) At the Effective Time, each fifty (50) shares of common stock of the Company issued and outstanding, or held by the Company as treasury shares, as of immediately before the Effective Time shall be converted into one share of common stock of the Surviving Corporation; provided that, notwithstanding the foregoing, no fractional shares of the Surviving Corporation shall be issued in connection with the Merger, and any holder of record of common stock of the Company who otherwise would be entitled to receive fractional shares of common stock of the Surviving Corporation in connection with such Merger will instead be entitled to receive, in lieu of such fractional shares, an amount in cash equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Common Stock on The Nasdaq Capital Market on the date on which the Effective Time occurs.

(b) At the Effective Time, each share of capital stock of Merger Sub issued and outstanding as of immediately before the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

A-1

Section 5. Certificate of Incorporation of the Surviving Corporation. From and after the Effective Time, the Certificate of Incorporation of the Company shall be amended and restated in its entirety to take the form set forth on Exhibit A hereto.

Section 6. Bylaws of the Surviving Corporation. The Bylaws of Company shall be unaffected by the Merger and shall be the Bylaws of the Surviving Corporation.

Section 7. Directors and Officers of Surviving Corporation. At the Effective Time, the directors of the Company, as in office immediately before the Effective Time, shall be the directors of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified. At the Effective Time, the officers of the Company, as in office immediately before the Effective Time, shall be the officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

Section 8. Representations and Warranties of the Company. The Company hereby warrants and represents that (a) it is a corporation duly organized, validly existing and in good standing under Delaware law; (b) it has all requisite power and authority to enter into this Agreement; (c) this Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against it in accordance with the terms of this Agreement; and (d) as of the record date for purposes of determining the stockholders of the Company entitled to notice of the meeting at which this Agreement shall be submitted for the approval of such stockholders, the issued and outstanding shares of common stock of the Company were listed on a national securities exchange.

Section 9. Representations and Warranties of Merger Sub. Merger Sub hereby warrants and represents that (a) it is a corporation duly organized, validly existing and in good standing under Delaware law; (b) it has all requisite power and authority to enter into this Agreement; and (c) this Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against it in accordance with the terms of this Agreement.

Section 10. Conditions to the Obligations of Each Constituent Corporation. The obligations of each Constituent Corporation to consummate the Merger are subject to the satisfaction or waiver of the following conditions as of the Effective Time:

(a)       no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger;

(b)       all actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Merger shall have been obtained; and

(c)       this Agreement shall have been adopted by (i) the affirmative vote of the holders of a majority of the voting power of the outstanding shares of common stock of the Company, and (ii) the affirmative vote of the sole stockholder of Merger Sub (collectively, the “Required Stockholder Approval”).

A-2

Section 11. Amendments to this Agreement. This Agreement may be amended at any time prior to the Effective Time by the parties hereto, whether before or after adoption of this Agreement by the Required Stockholder Approval; provided, however, that after any such Required Stockholder Approval no amendment shall be made to this Agreement that by law requires further approval or authorization by the stockholders of the Company or the sole stockholder of Merger Sub without such further approval or authorization.

Section 12. Termination. This Agreement may be terminated, and the Merger may be abandoned, by mutual consent of the Boards of Directors of the Constituent Corporations at any time prior to the Effective Time.

Section 13. Governing Law. To the fullest extent permitted by law, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

Section 14. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may be executed by facsimile transmission or by portable document format (“pdf”), and signatures transmitted by facsimile or pdf shall be deemed to be original signatures for all purposes. This Agreement shall become effective when each party hereto shall have received the counterpart hereof signed by the other party hereto.

Section 15. No Third Party Rights. Nothing in this Agreement, express or implied, is intended to confer or shall confer upon any person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 16. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

Section 17. Intended Tax Treatment. The parties hereto intend that, for U.S. federal income tax purposes, the Merger will qualify as a recapitalization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, and that this Agreement will constitute and is adopted as a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g). The parties hereto shall file their tax returns in a manner consistent with the foregoing intent, unless otherwise required by applicable law.

[Signature Page(s) Follow(s)]

A-3

In Witness Whereof, this Agreement, having first been duly approved by the respective Boards of Directors of each Constituent Corporation, is hereby executed on behalf of each of said corporations by their respective officers thereunto duly authorized as of the date set forth above.

BIOATLA, Inc.
a Delaware corporation
By:	/s/ Jay M. Short
	Name:	Jay M. Short
	Title:	Chief Executive Officer

BA Merger Sub, Inc.
a Delaware corporation
By:	/s/ Christian Vasquez
	Name:	Christian Vasquez
	Title:	President, Secretary & Treasurer
A-4

EXHIBIT A

Amended and Restated Certificate of Incorporation

[See attached.]

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

BIOATLA, INC.

ARTICLE I

The name of the Corporation is BioAtla, Inc (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the “DGCL”).

ARTICLE IV

CAPITAL STOCK

The total number of shares of capital stock which the Corporation shall have authority to issue is Five Hundred Fifty Million (550,000,000), of which (i) Three Hundred Fifty Million (350,000,000) shares shall be a class designated as common stock, par value $0.0001 per share (the “Common Stock”), and (ii) Two Hundred Million (200,000,000) shares shall be a class designated as undesignated preferred stock, par value $0.0001 per share (the “Undesignated Preferred Stock”).

Except as otherwise provided in any certificate of designations of any series of Undesignated Preferred Stock, the number of authorized shares of the class of Common Stock or Undesignated Preferred Stock may from time to time be increased or decreased (but not below the number of shares of such class outstanding) by a vote of the holders of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL.

The powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, this Article IV.

Exh. A-1

A. COMMON STOCK

Subject to all the rights, powers and preferences of the Undesignated Preferred Stock and except as provided by law or in this Certificate (or in any certificate of designations of any series of Undesignated Preferred Stock):

(a) the holders of the Common Stock shall have the exclusive right to vote for the election of directors of the Corporation (the “Directors”) and on all other matters requiring stockholder action, each outstanding share entitling the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate (or on any amendment to a certificate of designations of any series of Undesignated Preferred Stock) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Undesignated Preferred Stock if the holders of such affected series of Undesignated Preferred Stock are entitled to vote, either separately or together with the holders of one or more other such series, on such amendment pursuant to this Certificate (or pursuant to a certificate of designations of any series of Undesignated Preferred Stock) or pursuant to the DGCL;

(b) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when and as declared by the Board of Directors or any authorized committee thereof; and

(c) upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock, treated equally and identically, subject to any preferential or other rights of any then outstanding Undesignated Preferred Stock.

B. UNDESIGNATED PREFERRED STOCK

The Board of Directors or any authorized committee thereof is expressly authorized, to the fullest extent permitted by law, to provide by resolution or resolutions for, out of the unissued shares of Undesignated Preferred Stock, the issuance of the shares of Undesignated Preferred Stock in one or more series of such stock, and by filing a certificate of designations pursuant to applicable law of the State of Delaware, to establish or increase or decrease from time to time the number of shares of each such series (but not below the number of shares of such series then outstanding), and to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof.

ARTICLE V

STOCKHOLDER ACTION

1. Action without Meeting. Any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in

Exh. A-2

lieu thereof. Notwithstanding anything herein to the contrary, the affirmative vote of not less than two-thirds (2/3) of the outstanding shares of capital stock entitled to vote thereon, and the affirmative vote of not less than two-thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of this Article V, Section 1.

2. Special Meetings. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the chairman of the Board of Directors, the Corporation’s chief executive officer or the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office, and special meetings of stockholders may not be called by any other person or persons. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

ARTICLE VI

DIRECTORS

1. General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

2. Election of Directors. Election of Directors need not be by written ballot unless the Amended and Restated Bylaws of the Corporation (the “Bylaws”) shall so provide.

3. Number of Directors; Term of Office. The number of Directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The Directors, other than those who may be elected by the holders of any series of Undesignated Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes, designated as Class I, Class II and Class III, and each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The Board of Directors is authorized to assign members of the Board of Directors already in office to Class I, Class II or Class III at the time such classification becomes effective. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2021, the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2022, and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2023. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation, death or removal.

Notwithstanding the foregoing, whenever, pursuant to the provisions of Article IV of this Certificate, the holders of any one or more series of Undesignated Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election,

Exh. A-3

term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and any certificate of designations applicable to such series.

Notwithstanding anything herein to the contrary, the affirmative vote of not less than two-thirds (2/3) of the outstanding shares of capital stock entitled to vote thereon, and the affirmative vote of not less than two-thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of this Article VI, Section 3.

4. Vacancies. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in the size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, and not by the stockholders. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall, subject to Article VI, Section 3 hereof, determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, shall exercise the powers of the full Board of Directors until the vacancy is filled.

5. Removal. Subject to the rights, if any, of any series of Undesignated Preferred Stock to elect Directors and to remove any Director whom the holders of any such series have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of capital stock then entitled to vote at an election of Directors. At least forty-five (45) days prior to any annual or special meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the Director whose removal will be considered at the meeting.

ARTICLE VII

LIMITATION OF LIABILITY

A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a Director, except for liability (a) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of

Exh. A-4

this Certificate to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Any amendment, repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as a Director at the time of such amendment, repeal or modification.

Notwithstanding anything herein to the contrary, the affirmative vote of not less than two-thirds (2/3) of the outstanding shares of capital stock entitled to vote thereon, and the affirmative vote of not less than two-thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of this Article VII.

ARTICLE VIII

AMENDMENT OF BYLAWS

1. Amendment by Directors. Except as otherwise provided by law, the Bylaws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Directors then in office.

2. Amendment by Stockholders. Except as otherwise provided therein, the Bylaws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of not less than two-thirds (2/3) of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class.

ARTICLE IX

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation. Except as otherwise required by this Certificate or by law, whenever any vote of the holders of capital stock of the Corporation is required to amend or repeal any provision of this Certificate (other than Article IV), such amendment or repeal shall require the affirmative vote of not less than two-thirds (2/3) of the outstanding shares of capital stock entitled to vote on such amendment or repeal, and the affirmative vote of not less than two-thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose; provided, however, that notwithstanding anything to the contrary herein, and for the avoidance of doubt, the Corporation expressly elects to be governed by Section 242(d) of the DGCL.

Exh. A-5

ARTICLE X

CONSENT TO JURISDICTION

1. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim arising pursuant to any provision of this Certificate or the Bylaws of the Corporation (in each case, as they may be amended from time to time) or governed by the internal affairs doctrine. This Article X, Section 1 does not apply to claims arising under the Securities Act of 1933 or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

2. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any claims arising under the Securities Act of 1933.

3. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X.

[End of Text]

Exh. A-6

NAME & ADDRESS HERE BARCODE HERE PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. NAME & ADDRESS HERE CONTROL NUMBERAddress Change: (If you noted any Address Changes above, please mark box.) ☐ BIOATLA, INC. SPECIAL MEETING OF STOCKHOLDERS ON [•], 2026 AT [•] a.m. PST THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BIOATLA, INC. The stockholder(s) hereby appoint(s) Jay M. Short, Ph.D. and Richard A. Waldron, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BioAtla, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [•] a.m. PST on [•], 2026, and any adjournment or postponement thereof. The Special Meeting of Stockholders will be held virtually. In order to attend the meeting, you must register at http://viewproxy.com/BCAB/2026 by 11:59 p.m. EST on [•], 2026. On the day of the Special Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and entering the password you received via email in your registration confirmations. Further instructions on how to attend and vote at the Special Meeting of Stockholders are contained in the Proxy Statement in the section titled “Questions and Answers About the Meeting.” This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.SignatureDateTitle Signature (Joint Owners) NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, limited liability company, or partnership, please sign in full corporate, limited liability company, or partnership name by authorized officer or person. PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone.Vote Your Proxy on the Internet: Go to https://AALvote.com/BCAB Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote Your Proxy by Phone: Call 1-866-804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it and return it in the postage-paid envelope provided.Scan QR Code for Digital VotingCONTROL NUMBER As a stockholder of BioAtla, Inc., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic or telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m. EST on [•], 2026.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on [•], 2026: The Proxy Statement is available at: https://web.viewproxy.com/BCAB/2026 When properly executed, your proxy card/voting instruction form will be voted in the manner you direct. If you do not specify your choices, your shares will be voted in accordance with the Board of Directors’ recommendations. The Board of Directors recommends a vote “FOR” Proposals 1 and 2. Please mark your votes like this 1. Approve and adopt the Agreement and Plan of Merger by and between BioAtla, Inc. (the “Company”) and its wholly owned subsidiary, [●] (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger Proposal”). FOR ☐ AGAINST ☐ ABSTAIN ☐ 2. Authorize an adjournment or adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the Merger Proposal. FOR ☐ AGAINST ☐ ABSTAIN ☐